UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2018

FMC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-2376	94-0479804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street, Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

(215) 299-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective May 15, 2018, Andrew Sandifer, age 49, became the Company’s Chief Financial Officer. In connection with his promotion and in light of his increased responsibilities, effective upon his taking office, the Company’s Compensation Committee approved an increase in Mr. Sandifer’s base salary to $500,000 and an increase in his target annual incentive opportunity to 60% of his annual base salary.

Also in connection with his promotion, Mr. Sandifer entered into an Executive Severance Agreement with the Company effective as of May 15, 2018 substantially identical in form to that previously filed by the Company as Exhibit 10.17 to its Annual Report on Form 10-K filed on February 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Corporation

Date: May 21, 2018	By:	/s/ Andrea Utecht
		Name:	Andrea Utecht
		Title:	Executive Vice President, General Counsel and Secretary

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